Exhibit 99.1

BALLY’S CORPORATION AND GAMESYS GROUP PLC ANNOUNCE DEFINITIVE TERMS OF COMBINATION

Combination Is Consistent with Companies’ Long-Term Growth Strategies and Positions Bally’s for Sustained Value Creation

PROVIDENCE, R.I., April 13, 2021 -- Bally’s Corporation (NYSE: BALY), a leading U.S. omni-channel provider of land-based gaming and interactive entertainment, today announced that the Company and Gamesys Group plc (LON: GYS) have agreed on definitive terms by which Bally’s will combine with Gamesys, a leading, global, online gaming operator. The announcement, which was published under Rule 2.7 of the U.K. Takeover Code, along with a webcast discussing the combination, can be found at https://www.ballys.com/gamesys-documentation.

Consistent with U.K. regulatory requirements, Bally’s arranged interim financing for the transaction from Deutsche Bank Aktiengesellschaft, London Branch, Goldman Sachs Bank USA and Barclays Bank PLC. Bally’s intends to seek to refinance the bridge facility and Gamesys’ debt through one or more capital market transactions, which could include public or private offerings of Bally’s shares or other securities and a company-wide bank credit facility. There can be no assurance to the timing or terms of such capital markets transactions.

Commenting on the combination, Soo Kim, Chairman of Bally's Corporation, said, “We believe that this combination will mark a transformational step in our journey to become a leading integrated, omni-channel gaming company with a B2B2C business. We think that Gamesys' proven technology platform alongside its highly respected and experienced management team, combined with the US market access that Bally's provides, should allow the combined group to capitalize on the signiﬁcant growth opportunities in the US sports betting and online markets. We are truly excited about the opportunities that this combination would oﬀer and the enhanced and comprehensive experience and product oﬀering that it would enable us to oﬀer our customers.”

Bally’s and Gamesys’ boards of directors believe that the combination has a compelling strategic and ﬁnancial rationale, would create long-term value for both companies and would be consistent with the companies’ respective long-term growth strategies. Gamesys would beneﬁt from Bally's fast-growing land-based and online platform in the United States, providing market access through Bally’s operations in key states as the nascent iGaming and sports betting opportunity develops in the US. In turn, Bally’s would beneﬁt from Gamesys’ proven technology platform, expertise and highly respected and experienced management team across the online gaming ﬁeld. The combined entity would be well positioned to capitalize on the full range of opportunities available both in the US and abroad.

Commenting on the combination, Neil Goulden, Chairman of Gamesys, said, “The combination would give unique optionality to Gamesys shareholders. The recommended cash offer, including the Gamesys FY20 dividend, provides a 41.2% premium to the Gamesys share price at the time of the original proposal from Bally’s and is at a significant premium to the all-time high Gamesys share price prior to the 2.4 announcement. However, should Gamesys shareholders wish to invest in a business with a strong foothold in the high-growth US gambling market combined with established markets in the UK and Japan, they can elect for part or all of their holding to be converted into Bally’s shares.”

Investor Presentation

Bally's will provide a presentation to research analysts and investors by way of a conference call and webcast at 12:00 p.m. (US Eastern Time) (5:00p.m. (UK time)) on April 13, 2021 to discuss the combination.

To participate in this conference call, please use the following access details:

Phone Number: +1 404 975 4839

Participant Code: 481921

Information on how to access the webcast of this presentation can be found at: https://www.ballys.com/gamesys-documentation/.

Advisors

Bally’s legal and financial advisors are Jones Day and Deutsche Bank. Gamesys’ legal and financial advisors are Clifford Chance and Macquarie Capital.

About Bally’s Corporation

Bally’s Corporation currently owns and manages 12 casinos across eight states, a horse racetrack and 13 authorized OTB licenses in Colorado. With more than 6,000 employees, the Company’s operations include 13,308 slot machines, 460 game tables and 3,342 hotel rooms. Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, IN) and Jumer’s Casino & Hotel (Rock Island, IL), as well as the construction of a land-based casino near the Nittany Mall in State College, PA, Bally's will own and manage 15 casinos across 11 states. Bally's also maintains a multi-year market access partnership with Elite Casino Resorts through which it will provide mobile sports betting in Iowa, as well as a temporary sports wagering permit to conduct online sports betting in the Commonwealth of Virginia. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY.”

About Gamesys Group plc

Gamesys Group plc is the parent company of an online gaming group that provides entertainment to a global consumer base. Through its subsidiaries, Gamesys Group plc currently offers bingo and casino games to its customers using brands which include Jackpotjoy (www.jackpotjoy.com), Virgin Games (www.virgingames.com), Botemania (www.botemania.es), Vera&John (www.verajohn.com), Heart Bingo (www.heartbingo.co.uk), Monopoly Casino (www.monopolycasino.com), Rainbow Riches Casino (www.rainbowrichescasino.com) and MEGAWAYS Casino (www.megawayscasino.com).

Cautionary Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about Bally's plans, objectives, expectations and intentions.

Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on Bally's current expectations and assumptions. Although Bally's believes that its expectations and assumptions are reasonable at this time, they should not be regarded as representations that Bally's expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the time of this document and Bally's does not undertake to update or revise them as more information becomes available, except as required by law.

Important factors beyond those that apply to most businesses, some of which are beyond Bally's control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:

•	uncertainties surrounding the COVID-19 pandemic, including limitations on Bally's operations, increased costs, changes in customer attitudes, impact on Bally's employees and the ongoing impact of COVID-19 on general economic conditions;
•	unexpected costs, difficulties integrating and other events impacting Bally's recently completed and proposed acquisitions and Bally's ability to realize anticipated benefits;
•	risks associated with Bally's rapid growth, including those affecting customer and employee retention, integration and controls, and whether Bally’s recently announced combination will be completed and its timing;
•	risks associated with the impact of the digitalization of gaming on Bally's casino operations, Bally's expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of Bally's new interactive businesses generally;
•	the very substantial regulatory restrictions applicable to Bally's, including costs of compliance;
•	restrictions and limitations in agreements governing Bally's debt could significantly affect Bally's ability to operate our business and our liquidity; and
•	other risks identified in Part I. Item 1A. "Risk Factors" of Bally's Annual Report on Form 10–K for the fiscal year ended December 31, 2019 as filed with SEC on March 13, 2020 and other filings with the SEC.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses.

You should not to place undue reliance on Bally's forward-looking statements.

Investor Contact

Steve Capp

Executive Vice President and Chief Financial Officer

401-475-8564

InvestorRelations@twinriver.com

Media Contact

Richard Goldman / David Gill

Kekst CNC

646-847-6102 / 917-842-5384

BallysMediaInquiries@kekstcnc.com